EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                           JURISDICTION OF
                                                           INCORPORATION OR
                                                             ORGANIZATION
                                                           ----------------
BankUnited Financial Corporation owns 100% of:                  Florida

----BankUnited, FSB which owns 100% of:                         Federal

    ------T&D Properties of South Florida, Inc.                 Florida

    ------Bay Holdings, Inc.                                    Florida

    ------SCG Holdings, Inc.                                    Florida

    ------SCS Ventures, Inc.                                    Florida

    ------SCG Mortgage Corporation                              Delaware

    ------SCS Management Corporation                            Delaware

    ------CRE Properties, Inc.                                  Florida

----BU Ventures, Inc.                                           Florida

----BankUnited Mortgage Corporation                             Florida

----BUFC Financial Services, Incorporated                       Florida

----BankUnited Financial Services, Inc.                         Florida

----BankUnited Capital             (1)                          Delaware

----BankUnited Capital II          (1)                          Delaware

----BankUnited Capital III         (1)                          Delaware

(1) BankUnited Financial Corporation owns 100% of the common stock of BankUnited Capital, BankUnited Capital II and BankUnited Capital III. BankUnited Capital has also issued $70 million aggregate liquidation value of its 10 1/4% Trust Preferred Securities, Series B ($1,000 liquidation amount per trust preferred security); BankUnited Capital II has issued $46 million aggregate liquidation value of its 9.60% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security) and BankUnited Capital III has issued $102.5 million of its 9% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security). The trust preferred securities issued by BankUnited Capital, BankUnited Capital II and BankUnited Capital III are publicly held.